Exhibit 10.17

UNSECURED PROMISSORY NOTE – TRANCHE C

CHRYSLER CANADA INC.

7.5% Fixed Rate Note due June 30, 2024

Dated: December 31, 2010

CHRYSLER CANADA INC. (the “Promisor”), for value received, hereby acknowledges itself indebted and promises to pay to or to the order of the Trustees, in their capacity as trustees of AUTO SECTOR RETIREE HEALTH CARE TRUST (and their successors, collectively, the “Holder”), on each Payment Date the applicable Scheduled Payment Amount in accordance with the terms hereof as set out in Schedule A hereto (as the same may be amended or replaced in accordance with the terms hereof).

ARTICLE 1 – GENERAL

1.01	Definitions

In this Note, unless expressly stated otherwise, the following terms will have the meanings set out below:

“Business Day” means a day other than a Saturday, Sunday or a day on which banks are permitted to close in Toronto, Ontario.

“ELHT” means an “employee life and health trust” within the meaning of the Income Tax Act (Canada).

“Event of Default” means the failure by the Promisor to make payment of any Scheduled Payment Amount when due and payable and such default is continuing five (5) Business Days after receipt by the Promisor of written notice thereof.

“Interest Rate” means 7.5% per annum calculated on the basis of a 365 or 366 day year as applicable.

“Maturity Date” means June 30, 2024.

“Note” means this promissory note (including Schedules A, B and C), as it may be amended, supplemented, restated, replaced or otherwise modified from time to time in writing.

“Person” or “person” means an individual, a partnership, a corporation, a government or any department or agency thereof, a trustee and any unincorporated organization; and words importing person have similar meanings.

“Payment Date” means the dates set out in Schedule A hereto, and in the event a Payment Date occurs on a date that is not a Business Day, the Payment Date shall be deemed to be the next immediately following Business Day.

UNSECURED PROMISSORY NOTE – TRANCHE C

“Principal Sum” means the principal amount outstanding and owed by the Promisor to the Holder hereunder being $89,628,588 as of the date hereof, as adjusted from time to time in accordance with Schedule B following payment of each Scheduled Payment Amount hereunder or any prepayment made under Section 3.03.

“Scheduled Payment Amount” means the annual blended payments of principal and interest as set out in Schedule A attached hereto for each respective Payment Date.

“Trustees” means Michael B. Decter, Helen E. Stevenson, Andrew Smith, Randolph Brent McGlynn, Sandra Dudley, Peter Kennedy, Sym Gill, Jeffrey A. Wareham, Lewis Gottheil and Jo-Ann Hannah and any other Person appointed from time to time as a Trustee of Auto Sector Retiree Health Care Trust.

1.02	Headings

The division of this Note into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note. The terms “this Note”, “hereof”, “hereunder” and similar expressions refer to this Note and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Note.

1.03	Canadian Dollar

Unless otherwise specified, all references in this Note to “$” are to amounts in Canadian dollars.

ARTICLE 2 – COVENANTS, REPRESENTATIONS AND WARRANTIES

2.01	Representations and Warranties

The Promisor represents and warrants to the Holder that as of the date hereof:

(a) Corporate Status: The Promisor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization except where failure to do so would not have a material adverse affect on the Promisor.

(b) Power, Authorization, Enforceable Obligations: The Promisor has the power and authority, and the legal right, to execute, deliver and perform the obligations in this Note. The Promisor has taken all necessary organizational action to authorize the execution, delivery and performance of this Note. This Note has been duly executed and delivered by the Promisor. This Note constitutes a legal, valid and binding obligation of the Promisor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

UNSECURED PROMISSORY NOTE – TRANCHE C

2.02	Pari Passu Rank and Anti-Layering

This Note shall rank pari passu with all existing and future unsecured and unsubordinated indebtedness for borrowed money of the Promisor. The Promisor shall not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness for borrowed money that is senior in any respect in right of payment to this Note. The Promisor may, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness for borrowed money pari passu in right of payment with, or subordinate in right of payment to, this Note.

2.03	Waiver

The Promisor waives demand, presentment for payment, notice of dishonour, notice of acceleration, protest, and notice of protest of this Note. Without limiting the cure period set out in the definition of Event of Default or otherwise limiting any time period expressly provided herein, the Promisor also waives the benefit of any days of grace and the right to assert in any action or proceeding with regards to this Note any setoffs or counterclaims which the Promisor may have against the Holder.

ARTICLE 3 – INTEREST PAYMENTS, MANDATORY PAYMENTS AND PREPAYMENTS

3.01	Interest

Interest shall accrue on the Principal Sum at the Interest Rate and shall be due and payable as part of each Scheduled Payment Amount on each Payment Date as set out in Schedule A. The amount, if any, by which the interest accrued as of a Payment Date exceeds the Scheduled Payment Amount due on such Payment Date, shall be capitalized and added to the Principal Sum as set out in Schedule B. Interest shall accrue on the Principal Sum and any unpaid interest at the Interest Rate after as well as before maturity and after as well as before default and judgment until such amount is paid in full.

3.02	Mandatory Payment

The Promisor shall pay to the Holder the applicable Scheduled Payment Amount on each Payment Date. The Promisor shall make payment of any Scheduled Payment Amount in cash or immediately available funds.

3.03	Voluntary Prepayment

(a) The Promisor shall have no right to prepay the whole or any part of the Principal Sum and interest under this Note prior to June 30, 2012 without the consent of the Holder (the “Lock-Out Period”). Where consent to a prepayment is requested hereunder by the Promisor during the Lock-Out Period such request shall be made in writing to the Holder and shall include the identity of this Note, the amount of the prepayment and confirmation as to the amount, if any, of

UNSECURED PROMISSORY NOTE – TRANCHE C

such prepayment to be applied to Scheduled Payment Amounts in inverse order of maturity (the “Prepayment Consent Request”). The Holder shall give written notice of its decision whether or not to grant such consent to the Promisor within 30 days following receipt of a Prepayment Consent Request (where such consent is granted by the Holder, the “Prepayment Consent Notice”). If no Prepayment Consent Notice is provided by the Holder, the Holder shall be deemed not to have provided consent to the prepayment. If the Promisor receives a Prepayment Consent Notice, the applicable prepayment shall be due on the 60th day following the date of the Prepayment Consent Request (or the first Business Day following such date to the extent such date is not a Business Day). Any consent granted by the Holder with respect to a Prepayment Consent Request shall be deemed to be withdrawn if the applicable prepayment shall not be made by the Promisor on the date when due.

(b) At any time following the expiry of the Lock-Out Period, the Promisor may at any time from time to time thereafter prepay, without penalty, the whole or any part of the Principal Sum and interest then outstanding or accreted under this Note to the Holder provided (i) the Promisor shall provide the Holder with 30 days prior notice of its intention to make a prepayment prior to such prepayment date, which notice shall include the identity of this Note, the amount of the prepayment and confirmation as to the amount, if any, of such prepayment to be applied to Scheduled Payment Amounts due on or prior to the date which is two years after the date such payment is due hereunder and the amount to be applied to the Scheduled Payment Amounts in inverse order of maturity (the “Prepayment Notice”), (ii) such prepayment shall be due on the 30th day (or the first Business Day following such date to the extent such date is not a Business Day) following the delivery of the Prepayment Notice.

(c) Each Prepayment Notice or Prepayment Consent Request, as applicable, shall also include a revised Schedule A setting out the revised Scheduled Payment Amounts together with a revised Schedule B, determined on a pro forma basis after giving effect to the applicable prepayment which shall be deemed to replace the Schedule A and Schedule B as applicable then in effect as of the date the applicable prepayment is made unless the Holder disputes in writing all or any part of Schedule A and Schedule B within ten (10) days after the receipt thereof by the Holder. Upon receipt by the Promisor of a notice of dispute, the Promisor and the Holder shall work in good faith with their respective advisors to settle on an agreed upon replacement Schedule A and Schedule B. If no agreement is reached then either the Promisor or the Holder may seek resolution by arbitration pursuant to the Arbitration Act 1991, as amended, and the decision of any arbitrator appointed pursuant to the provisions of the Arbitration Act, 1991 shall be final and binding on the parties hereto. The Scheduled Payment Amounts in Schedule A and the detailed payment information set out in Schedule B shall be recalculated in accordance with calculation principles set out in Section 3.03(d) below.

(d) The parties agree that:

(i)	the Scheduled Payment Amounts and the interest component thereof are calculated based upon the Interest Rate and an assumed payment date of December 31 of each year (notwithstanding that Scheduled Payment Amounts are due on each of the Payment Dates occurring in each of such years),

UNSECURED PROMISSORY NOTE – TRANCHE C

(ii)	the Scheduled Payment Amounts, including the interest component thereof, are calculated as if the original Principal Sum was outstanding from January 1, 2010, all as set out in Schedule B hereto,

(iii)	if and when a prepayment is to be applied to any Scheduled Payment Amount that is due within the two year period following the date that such prepayment is made, the Scheduled Payment Amount, or a portion thereof, shall be discounted at the Interest Rate from the assumed payment date of December 31 of the year that such Scheduled Payment Amount, or the portion thereof, was due to the date of such prepayment for the purposes of determining the prepayment amount that shall satisfy the Scheduled Payment Amount, or the portion thereof,

(iv)	if and when a prepayment is to be applied to any Scheduled Payment Amount in inverse order of maturity, such prepayment shall be applied to the principal amount outstanding as of the prepayment date and shall reduce interest accruing thereon from and after the date of such prepayment, and

(v)	each of the examples set out in Schedule C accurately reflects the manner in which Scheduled Payment Amounts in Schedule A and the detailed payment information in Schedule B shall be re-determined under this Section 3.03 following a voluntary prepayment under this Section 3.03.

(e) The Promisor shall make any such prepayment in cash or immediately available funds.

(f) The Promisor shall compensate the Holder for any out of pocket expenses or actual damages (excluding, for greater certainty, lost profit or income) suffered by the Holder if the Promisor fails to make a prepayment under clause (a) or (b) on the applicable prepayment date.

3.04	Withholding

In respect of any payment of funds by the Promisor to the Holder under the terms of this Note, the Promisor shall withhold any and all applicable taxes (including all sales, premium, and any similar or successor taxes) imposed in respect of such payments in accordance with applicable law or relevant administrative practice. The Promisor shall timely remit any such taxes to the relevant governmental authority in accordance with applicable law. All such withheld taxes shall be considered to have been paid by the Promisor to the Holder for the purposes of this Note.

3.05	Payment Suspension

Notwithstanding any other provision of this Note, if at any time and during such time as the Holder ceases to qualify as an ELHT under the Income Tax Act (Canada), the payment of Scheduled Payment Amounts shall be suspended and interest shall not accrue on any Scheduled Payments Amounts that are not paid when due as a result of such suspension. Any such suspended Scheduled Payment Amounts shall be due and payable on the fifth (5) Business Day following the

UNSECURED PROMISSORY NOTE – TRANCHE C

date on which the Holder provides to the Promisor evidence satisfactory to the Promisor, acting reasonably, that the Holder has re-established its qualification as an ELHT under the Income Tax Act (Canada).

3.06	Manner of Payment

Payments of Scheduled Payments Amounts and voluntary prepayments of the Principal Sum permitted hereunder shall be made by the Promisor to the Holder at the principal office of the Holder as set out in Section 5.03 or, at the written direction of Holder, by wire transfer to the account specified by the Holder in such direction; provided that, any such account is a “Chrysler Separate Retiree Account” as defined in the Declaration of Trust dated December 7, 2010 with respect to the Holder.

ARTICLE 4 – ACCELERATION

Upon the occurrence of an Event of Default, the Principal Sum and any interest accrued thereon, at the option of the Holder, upon the written declaration of the Holder delivered to the Promisor, shall be immediately due and payable and upon such declaration the Note will become immediately enforceable.

ARTICLE 5 – GENERAL

5.01	General

Any waiver or consent by the Holder under any provision of this Note, including the waiver of an Event of Default, must be in writing and signed by the Holder. Any waiver or consent will be effective only in the instance and for the purpose for which it is given. For the avoidance of doubt, neither the extension of time for making any payment which is due and payable under this Note at any time or times, nor the failure, delay or omission of the Holder to exercise or enforce any of its rights or remedies under this Note, shall constitute a waiver by the Holder of its right to enforce any such rights and remedies subsequently. The single or partial exercise of any such right or remedy shall not preclude the Holder from further exercise of such right or any other remedy.

5.02	Remedies Not Exclusive

No remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other remedy, but each and every such remedy will be cumulative and will be in addition to every other remedy given hereunder or now existing or hereafter arising by law or by statute.

5.03	Notice

All notices, requests and other communications to be given hereunder shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the address for notices specified below; or, as to any party, at such other address as shall be

UNSECURED PROMISSORY NOTE – TRANCHE C

designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given (i) if mailed, on the fifth Business Day following such mailing, (ii) if delivered on the date of delivery, and (iii) if sent by facsimile transmission, on the next following Business Day, in each case given or addressed as aforesaid:

(a)	to the Promisor at:

Chrysler Canada Inc.

1 Riverside Drive West

Windsor, Ontario

N9A 4H6

Attention: General Counsel

Facsimile: (519) 973-2460

With a copy to:

Chrysler Group LLC

1000 Chrysler Drive

Auburn Hills, MI 48326

CIMS 485-12-78

Attention: Head of Treasury Compliance and Controls

Facsimile: (248) 512-0062

(b)	to the Holder at:

Auto Sector Retiree Health Care Trust

Care of Koskie Minsky LLP

20 Queen Street West

Suite 900, Box 52

Toronto, Ontario

M5H 3R3

Facsimile No.:	(416) 204-2873
Attention:	Gordon Graham, Executive Director
Copy:	Murray Gold

Either party may from time to time notify the other in writing of a change in address or facsimile number, as the case may be.

5.04	Severability

If any term, covenant, obligation, agreement or other provision contained in this Note, or the application thereof to any person or circumstance will, to any extent, be invalid or

UNSECURED PROMISSORY NOTE – TRANCHE C

unenforceable, the remainder of this Note or the application of such term, covenant, obligation, agreement or other provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term, covenant, obligation, agreement or other provision herein contained will be separately valid and enforceable to the fullest extent permitted by law.

5.05	Governing Law

This Note will be governed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

5.06	Interpretation

Grammatical variations of any terms defined herein have similar meanings; words importing the singular will include the plural and vice versa; words importing the masculine gender will include the feminine and neuter genders.

5.07	Entire Agreement

This Note (including, for greater certainty, Schedules A, B and C as the same may be replaced from time in accordance with the terms hereof) constitutes the entire agreement between the Holder and the Promisor relating to the subject matter hereof.

5.08	Amendments

If requested by the Promisor subsequent to the date of issue of this Note, the Holder may, if the Holder so desires: (i) agree to any amendment, modification, abrogation, alteration, compromise or arrangement of the Holder’s rights against the Promisor, whether such rights arise under this Note or otherwise; and (ii) assent to any amendment, modification of or change in or addition to or omission from the provisions contained in this Note. Any such agreement or assent shall only be effective if made in writing and signed by the Holder and the Promisor.

5.09	Enurement

This Note shall enure to the benefit of the Holder and its administrators and successors and shall be binding upon the Promisor and it successors. This Note is not assignable by either the Holder nor the Promisor.

5.10	Expenses

Promisor shall promptly pay, or reimburse the Holder for, all fees and disbursements of any professional or expert advisors, including without limitation, court costs and legal fees on a substantive indemnity basis, incurred in connection with the enforcement of this Note.

UNSECURED PROMISSORY NOTE – TRANCHE C

5.11	Counterparts

This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

[the remainder of this page has been intentionally left blank]

UNSECURED PROMISSORY NOTE – TRANCHE C

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be executed (in the case of the Promisor only, under its corporate seal), by its duly authorized officer or Trustees, as applicable, and to be dated as of the date first set forth above.

CHRYSLER CANADA INC.

/s/ Walter P. Bodden Jr.
By:	Name:
Title:

UNSECURED PROMISSORY NOTE – TRANCHE C

ANDREW SMITH and PETER KENNEDY, each in their capacity as Trustees of the AUTO SECTOR RETIREE HEALTH CARE TRUST

/s/ Andrew Smith
By:	Name: ANDREW SMITH
Title: TRUSTEE

/s/ Peter Kennedy
By:	Name: PETER KENNEDY
Title: TRUSTEE, CHAIR

UNSECURED PROMISSORY NOTE – TRANCHE C

SCHEDULE A

TRANCHE C NOTE

SCHEDULED PAYMENT AMOUNTS

Payment Date	Scheduled Payment Amount
December 31, 2010	$0
June 30, 2011	$0
June 30, 2012	$0
June 30, 2013	$0
June 30, 2014	$0
June 30, 2015	$0
June 30, 2016	$0
June 30, 2017	$0
June 30, 2018	$0
June 30, 2019	$0
June 30, 2020	$45,658,083
June 30, 2021	$45,658,083
June 30, 2022	$45,658,083
June 30, 2023	$45,658,083
June 30, 2024	$45,658,083

UNSECURED PROMISSORY NOTE – TRANCHE C

SCHEDULE B

TRANCHE C NOTE

CALCULATION OF THE SCHEDULED PAYMENT AMOUNTS

Final Maturity Value*	$265,200,000

Original Principal Sum	$89,628,588

Interest Rate	7.50%

Calculation Principles:

The Scheduled Payments Amounts and interest are calculated on the basis of an assumed payment date of December 31 of each year from 2020 to 2024.

In addition, interest is calculated from January 1, 2010 as if the Principal Sum were outstanding as of such date.

Once calculated all Scheduled Payment Amounts are required to be paid on the Payment Date.

	Principal Sum Beginning Balance				Capitalized Interest	Principal Sum Ending Balance	memo: Total Interest Expense
		Scheduled Payment Amount
		Total	Principal	Interest
	A	B+C	B	C	D=E-C	A-B+D	E=A*7.5%
2010	$89,628,588	—	—	—	$6,722,144	$96,350,732	$6,722,144
2011	96,350,732	—	—	—	7,226,305	103,577,037	7,226,305
2012	103,577,037	—	—	—	7,768,278	111,345,315	7,768,278
2013	111,345,315	—	—	—	8,350,899	119,696,214	8,350,899
2014	119,696,214	—	—	—	8,977,216	128,673,430	8,977,216
2015	128,673,430	—	—	—	9,650,507	138,323,937	9,650,507
2016	138,323,937	—	—	—	10,374,295	148,698,232	10,374,295
2017	148,698,232	—	—	—	11,152,367	159,850,599	11,152,367
2018	159,850,599	—	—	—	11,988,795	171,839,394	11,988,795
2019	171,839,394	—	—	—	12,887,955	184,727,349	12,887,955
2020	184,727,349	$45,658,083	—	$45,658,083	(31,803,532)	152,923,817	13,854,551
2021	152,923,817	45,658,083	—	45,658,083	(34,188,797)	118,735,020	11,469,286
2022	118,735,020	45,658,083	$7,646,525	38,011,558	(29,106,432)	81,982,063	8,905,126
2023	81,982,063	45,658,083	39,509,428	6,148,655	—	42,472,635	6,148,655
2024	42,472,635	45,658,083	42,472,635	3,185,448	—	—	3,185,448

*	Assumes no interim Scheduled Payment Amounts.

SCHEDULE C.I

TRANCHE C NOTE

SAMPLE RE-CALCULATION OF THE SCHEDULED PAYMENT AMOUNTS UNDER SECTION 3.03

Final Maturity Value*	$265,200,000

Original Principal Sum	$89,628,588

Interest Rate	7.50%

Prepayment Amount	$111,345,315

Prepayment Date	January 1, 2013

Calculation Principles:

The Scheduled Payments Amounts and interest are calculated on the basis of an assumed payment date of December 31 of each year from 2020 to 2024.

In addition, interest is calculated from January 1, 2010 as if the Principal Sum were outstanding as of such date.

Once calculated all Scheduled Payment Amounts are required to be paid on the Payment Date.

Prepayment Assumptions:

The Prepayment Amount will reduce the Principal Sum outstanding on the Prepayment Date (accreted value) and will be applied to the Scheduled Payment Amounts in inverse order of maturity.

	Principal Sum Beginning Balance	Prepayment Amount				Capitalized Interest	Principal Sum Ending Balance	memo: Total Interest Expense
Scheduled Payment Amount
			Total	Principal	Interest
	A	B	C+D	C	D	E=F-D	A-B-C+E	F=(A-B)*7.5%
2010	$89,628,588	—	—	—	—	$6,722,144	$96,350,732	$6,722,144
2011	96,350,732	—	—	—	—	7,226,305	103,577,037	7,226,305
2012	103,577,037	—	—	—	—	7,768,278	111,345,315	7,768,278
2013	111,345,315	$111,345,315	—	—	—	—	—	—
2014	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—	—
2023	—	—	—	—	—	—	—	—
2024	—	—	—	—	—	—	—	—

*	Assumes no interim Scheduled Payment Amounts.

SCHEDULE C.II

TRANCHE C NOTE

SAMPLE RE-CALCULATION OF THE SCHEDULED PAYMENT AMOUNTS UNDER SECTION 3.03

Final Maturity Value*	$265,200,000

Original Principal Sum	$89,628,588

Interest Rate	7.50%

Prepayment Amount	$81,982,064

Prepayment Date	January 1, 2020

Calculation Principles:

The Scheduled Payments Amounts and interest are calculated on the basis of an assumed payment date of December 31 of each year from 2020 to 2024.

In addition, interest is calculated from January 1, 2010 as if the Principal Sum were outstanding as of such date.

Once calculated all Scheduled Payment Amounts are required to be paid on the Payment Date.

Prepayment Assumptions:

The Prepayment Amount will reduce the Principal Sum outstanding on the Prepayment Date (accreted value) and will be applied to the Scheduled Payment Amounts due on or prior to the date which is two years after the Prepayment Date.

	Principal Sum Beginning Balance	Prepayment Amount				Capitalized Interest	Principal Sum Ending Balance	memo: Total Interest Expense
			Scheduled Payment Amount
			Total	Principal	Interest
	A	B	C+D	C	D	E=F-D	A-B-C+E	F=(A-B)*7.5%
2010	$89,628,588	—	—	—	—	$6,722,144	$96,350,732	$6,722,144
2011	96,350,732	—	—	—	—	7,226,305	103,577,037	7,226,305
2012	103,577,037	—	—	—	—	7,768,278	111,345,315	7,768,278
2013	111,345,315	—	—	—	—	8,350,899	119,696,214	8,350,899
2014	119,696,214	—	—	—	—	8,977,216	128,673,430	8,977,216
2015	128,673,430	—	—	—	—	9,650,507	138,323,937	9,650,507
2016	138,323,937	—	—	—	—	10,374,295	148,698,232	10,374,295
2017	148,698,232	—	—	—	—	11,152,367	159,850,599	11,152,367
2018	159,850,599	—	—	—	—	11,988,795	171,839,394	11,988,795
2019	171,839,394	—	—	—	—	12,887,955	184,727,349	12,887,955
2020	184,727,349	$81,982,064	—	—	—	7,705,896	110,451,181	7,705,896
2021	110,451,181	—	—	—	—	8,283,839	118,735,020	8,283,839
2022	118,735,020	—	$45,658,083	—	$45,658,083	(36,752,957)	81,982,063	8,905,126
2023	81,982,063	—	45,658,083	—	45,658,083	(39,509,428)	42,472,635	6,148,655
2024	42,472,635	—	45,658,083	$7,646,524	38,011,559	(34,826,111)	—	3,185,448

*	Assumes no interim Scheduled Payment Amounts.